Amended 10/8/97
                                                             Amended 3/11/98

                                     BY-LAWS
                                       OF
                     NIAGARA INDEPENDENCE MARKETING COMPANY


                                    ARTICLE I

                                     OFFICES
                                     -------

         Section 1. Principal  Office.  The principal office of this corporation
                    -----------------
shall be in the City of Buffalo, State of New York.

         Section 2. Other Offices.  The  corporation may have such other offices
                    -------------
and places of business, within or without the State of Delaware, as may be determined by the Directors.

                                   ARTICLE II

                                  SHAREHOLDERS
                                  ------------

         Section 1. Place of Meetings.  Meetings of the shareholders may be held
                    -----------------
at such place or places, within or without the State of Delaware, as shall be fixed by the President and stated in the notice of the meeting.

         Section 2. Annual Meeting.  The annual meeting of shareholders  for the
                    --------------
election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such business day and time as the President shall designate.

         Section  3.  Notice of Annual  Meeting.  Written  notice of the  annual
                      -------------------------
meeting shall be given to each shareholder entitled to vote, at least ten (10) days but no more than fifty (50) days prior to the meeting.

         Section 4. Special  Meetings.  Special meetings of the shareholders for
                    -----------------
any purpose or purposes may be called by the President or Board of Directors and must be called by the President or Secretary upon receipt by either of them of the written request of the holders of twenty-five (25) percent of the stock then outstanding and entitled to vote.

         Section  5.  Notice of  Special  Meeting.  Written  notice of a special
                      ---------------------------
meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten (10) days but no more than fifty (50) days prior to the meeting. The notice shall also be set forth at whose direction it is being issued.

         Section 6. Quorum. At any meeting of the  shareholders,  the holders of
                    ------
record of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

         Section  7.  Voting.  Except  as  may  be  otherwise  provided  by  the
                      ------
Certificate of Incorporation, at each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and shall have one vote for each share registered in his name.

         Section 8.  Adjourned  Meetings.  Any  meeting of  shareholders  may be
                     -------------------
adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

         Section 9. Action by Written Consent of  Shareholders.  Whenever by any
                    ------------------------------------------
provision of statute or of the Certificate of Incorporation or of these By-Laws, shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

         Section 10. Appraisal Rights. If, at any meeting, action is proposed to
                     ----------------
be taken which would, if taken, entitle shareholders to receive payment for shares, the notice of such meeting shall include a statement of that purpose and to that effect.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

         Section 1. Number.  The number of Directors  of the  corporation  shall
                    ------
four (4), who shall hold office for one year and/or until their successors are elected and qualify. Directors shall be elected at the annual meetings of shareholders. The number of Directors may be increased or decreased from time to time by amendment to these By-Laws made by a majority of the Board of Directors or by the shareholders. Directors need not be shareholders.

         Section  2.  Powers.  The Board of  Directors  may adopt such rules and
                      ------
regulations for the conduct of business of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws.

         In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         Section 3.  Meeting,  Quorum,  Meeting  by  Telephone,  Action  Without
                     -----------------------------------------------------------

Meeting.  Meetings of the Board of  Directors  may be held at any place,  either
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within or without  the State of  Delaware,  provided a quorum be in  attendance.
Except as may be otherwise provided by the Certificate of Incorporation or by the corporate laws of the State of Delaware, a majority of the Directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of Directors shall constitute the act of the Board.

         The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of the shareholders. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The Chairman of the Board (if any) or the President or Secretary may call, and at the request of any two Directors must call, a special meeting of the Board of Directors by appropriate notice. Five days' notice is required when given personally or by telegraph, cable or facsimile transmission to each Director.

         Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board or any Committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

         Section 4. Resignation,  Vacancies, Removal. Any Director may resign at
                    --------------------------------
any time by giving written notice to the President or the Secretary. Such resignation shall take effect at the time stated therein. Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising, may be filled by a majority vote of the remaining Directors, though less than a quorum.

         Any one or more of the Directors may be removed for cause by action of the Board of Directors taken by a vote of a majority of all Directors then in office at any regular or special meeting of the Board.

         Section 5. Committees. The Board of Directors, by resolution adopted by
                    ----------
a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, and each of which shall have such powers and authority (to the extent permitted by law) as may be provided in said resolution.

         Section 6.  Compensation.  Directors,  as such,  shall not  receive any
                     ------------
stated salary for their services, but by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or of any committee of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

         Section  1.  Executive   Officers.   The  executive   officers  of  the
                      --------------------
corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, each of whom shall be elected annually by the Directors and shall hold office for such term as may be prescribed by the Board. All vacancies occurring among any of the offices may be filled by the Board of Directors or, in its discretion, the Board may leave unfilled at its pleasure any of the foregoing offices except the offices of President, Treasurer and Secretary. Any officer may be removed at any time with or without cause by the Board of Directors.

         Section 2. Other  Officers.  The Board of  Directors  may appoint  such
                    ---------------
other officers and agents with such powers and duties as it shall deem necessary.

         Section  3. The  President.  The  President  shall,  in the  absence or
                     --------------
non-election of a Chairman of the Board, preside at all meetings of the shareholders and Directors and perform such other duties as from time to time may be assigned to him by the Board of Directors. The President shall be the Chief Executive Officer of the corporation and shall perform all of the duties of the Chairman of the Board as well as those of President.

         Section 4. The Vice-President.  The Vice-President, or if there be more
                    ------------------
than one, the Vice-Presidents (who may have such designations, if any, as the Board of Directors may determine), in the order of their seniority or in any other order determined by the Board shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other duties as may be prescribed by the President or the Board.

         Section 5. The  Treasurer.  The  Treasurer  shall  have  custody of all
                    --------------
funds, securities and other valuable effects of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation; he shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors; he shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly, in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation; and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board.

         Section 6. The Secretary.  The Secretary  shall keep the minutes of all
                    -------------
proceedings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and Directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed on behalf of the corporation; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct; and he shall perform all other duties incident to the office of Secretary as the Board may prescribe.

                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------

         Section 1. Form and Execution of  Certificates.  Certificates  of stock
                    -----------------------------------
shall be in such form as required by the laws of the State of Delaware and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued, shall be signed by the President or a
Vice-President and by the Secretary or the Treasurer and shall be sealed with the corporate seal or a facsimile thereof. If such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

         Section 2.  Transfer.  Transfer  of shares  shall be made only upon the
                     --------
books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer on the record of shareholders of the corporation.

         Section  3.  Lost  or  Destroyed   Certificates.   The  holder  of  any
                      ----------------------------------
certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificates.

         Section  4.  Record  Date.   In  lieu  of  closing  the  books  of  the
                      ------------
corporation, the Board of Directors may fix in advance a date, not exceeding fifty days nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

         Section 1.  Dividends.  Subject  to the  applicable  provisions  of the
                     ---------
Certificate of Incorporation, the Board of Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

         Section 2. Fiscal Year. The fiscal year of the corporation  shall begin
                    -----------
on the 1st day of October in each calendar year and end on the 30th day of September of the next succeeding calendar year.

         Section 3. Checks, Notes, etc. Checks, notes, drafts, bills of exchange
                    ------------------
and orders for payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

         The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board of Directors.

         Section 4. Notice and Waiver of Notice. Any notice required to be given
                    ---------------------------
under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable, facsimile transmission or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such deposit.

                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

         Section 1.  Indemnification.  Any  person  made a party to an action or
                     ---------------
proceeding, by reason of the fact that he, his testator or his intestate is or was a director or officer of the corporation, or of any other corporation, domestic or foreign, that he, his testator or intestate served in any capacity at the request of the corporation, shall be indemnified by the corporation against the expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible.

         Section  2.  Insurance.  The  corporation  may  purchase  and  maintain
                      ---------
insurance to indemnify the corporation and the directors and officers to the extent permitted.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

         Section 1. The authority to make, alter, amend or repeal these By-Laws is expressly vested in the Board of Directors, subject to the power of the shareholders to change or repeal such By-Laws.